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                                                                      EXHIBIT 21

                    SUBSIDIARIES OF TYLER TECHNOLOGIES, INC.


Name                                         Place of Incorporation
----                                         ----------------------

The Software Group, Inc.                     Texas
Interactive Computer Designs, Inc.           Texas
Eagle Computer Systems, Inc.                 Delaware
FundBalance, Inc.                            Delaware
Munis, Inc.                                  Maine
Cole Layer Trumble Company                   Delaware
Eden Systems, Inc.                           Washington